Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Steve Lessar, President and Chief Executive Officer, and Michael Rucker, Treasurer and Chief Financial Officer of Apollo S3 Private Markets Fund (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of the operations of the Registrant.

By:	/s/ Steve Lessar
Steve Lessar
Chief Executive Officer, President, Trustee and Principal Executive Officer

/s/ Michael Rucker
Michael Rucker
Treasurer, Chief Financial Officer and Principal Financial Officer

Date:	December 1, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.